TRADEMARK LICENSE AGREEMENT

THIS AGREEMENT is entered into as of the 9th day of June, 2004 ("Effective Date"), by and between Skinvisible Pharmaceuticals, Inc., a Nevada corporation having its principal place of business at Unit #10-6320 South Sandhill Road, Las Vegas, Nevada 89120 ("Skinvisible"); and Cross Global Inc., a Delaware corporation having its principal place of business at 113 Barksdale Center, Newark, Delaware 19711 (hereinafter referred to as "Licensee").

WITNESSETH:

WHEREAS, Skinvisible is the owner of : (a) the trademark SOLERRA, which is the subject of a U.S. trademark registration application filed on June 2, 2004 for a "sunless tanning composition"; and (b) the trademark INVISICARE, which is the subject of U.S. Registration No. 2,663,235 issued on December 17, 2002 for "excipients, namely, polymers for use in the manufacture of topically applied pharmaceuticals, cosmetics, and skincare products" (collectively "Trademarks");

WHEREAS, Licensee desires to obtain a license to use the said Trademarks in connection with the advertising, marketing, distribution, and sale of Skinvisible's Products within the Territory under the terms and conditions of the Distribution Agreement between the Parties of even date herewith ("Distribution Agreement"), as such Products and Territory terms are defined therein; and

WHEREAS, Skinvisible is willing to permit Licensee to use the Trademarks under the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual undertakings and obligations herein contained, the Parties agree as follows:

1.     Skinvisible hereby grants to Licensee, subject to all the terms and conditions herein contained, a non-exclusive, royalty-free, non-transferable license to use the Trademarks for the sole purpose of advertising, marketing, distributing, and selling the Products within Territory.

2.     Licensee agrees that it will use the Trademarks on all Products or on the packages for such Products, but only on Products which are produced and packaged in strict compliance with the standards and directions laid down in writing by Skinvisible, and further agrees that it will use the Trademarks only on or in connection with Products which meet or exceed Skinvisible's standards.

3.     Skinvisible shall have the right at all reasonable times to inspect and examine the methods, processes, containers, and materials used by Licensee in producing the Products on which the Licensee uses the Trademarks, and to request samples of such Products and associated materials, and Licensee agrees to permit such inspections and examinations and to furnish such samples.

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4.     Licensee shall have the right to refer to the Trademarks in advertising and promotional literature and the like, as well as on labels for the Products sold under the Trademarks. Licensee agrees that, on each label, advertisement, or other piece of material bearing the Trademarks, such Trademarks shall be conspicuously displayed and shall be keyed by an asterisk to a footnote reading "Registered or pending trademarks of, and used under license from Skinvisible Pharmaceuticals, Inc." Skinvisible shall notify the Licensee once the registration for the SOLERRA Trademark issues, and, thereafter, Licensee shall change the footnote to read "Registered trademarks of, and used under license from Skinvisible Pharmaceuticals, Inc." Licensee further agrees that all labels, advertising, and other materials in which the Trademarks are used, and which have not been supplied to Licensee by Skinvisible, must have the prior approval of Skinvisible, and Licensee agrees to submit samples of all such labels, etc. to Skinvisible prior to use.

5.     Licensee acknowledges Skinvisible's exclusive ownership of all right, title, and interest in and to the Trademarks, and agrees that Licensee's use of the Trademarks shall inure to the benefit of Skinvisible. Licensee further agrees that it will in no way dispute, impugn, or attack the validity of said Trademarks or rights thereto.

6.     The term of this Agreement shall be the same as the term set forth in Article 10 of the Distribution Agreement. Once Licensee ceases to distribute and sell the Products, it shall immediately stop using the Trademarks.

7.     If, at any time, Licensee should use the Trademarks for goods not produced in accordance with the standards and directions laid down by Skinvisible, or for goods not meeting the quality standards set forth in the Distribution Agreement, or if, at any time, Licensee breaches any other provision of this Agreement or fails to observe any of its obligations hereunder, then the license granted herein shall terminate thirty (30) days after receipt of written notice from Skinvisible to that effect, provided that Licensee has not cured any breach or default to the satisfaction of Skinvisible by the end of said thirty (30) day period.

8.     This Agreement is not assignable or otherwise transferable by Licensee (by operation of law or otherwise) to any entity.

9.     Licensee agrees to notify Skinvisible immediately of any apparent infringement of the Trademarks. Skinvisible shall take such action regarding such infringement as it deems, in its sole discretion, to be necessary or desirable, and Licensee agrees to cooperate therein.

10.     Skinvisible will maintain the Trademark registrations at its own cost.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed through their duly authorized and empowered representatives as of the date first set forth above.

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SKINVISIBLE PHARMACEUTICALS, INC.                   CROSS GLOBAL INC.

By       /s/ Terry Howlett                                                       By       /s/ Eliezer Parker

Name  Terry Howlett                                                           Name  Eliezer Parker

Title      President                                                                 Title    C.E.O.
Date      June 9/04                                                                Date   June 9/04

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